                                                                   Exhibit 10.25

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                           FEASIBILITY STUDY AGREEMENT

THIS FEASIBILITY AGREEMENT, including the attached Schedules (collectively the "AGREEMENT") is entered into as of the 9th day of June, 2004 (the "EFFECTIVE DATE") and is made by and between:

1. BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("BAXTER"), with a principal place of business at One Baxter Parkway, Deerfield, Illinois 60015; and

2. CRITICAL THERAPEUTICS, INC. ("COMPANY" OR "CTI"), with a principal place of business at 60 Westview Street, Lexington, MA 02421.

                                    RECITALS

BAXTER has acquired and developed, and continues to acquire and develop, certain proprietary drug delivery formulation and dispersion techniques and processes, the "FORMULATION TECHNOLOGY(IES)," as more specifically defined in Article 1.14.

The COMPANY has obtained the licensing rights from a third party, Abbott Laboratories ("ABBOTT") for certain formulations of a compound known as Zileuton (the "COMPOUND") as more specifically defined in Article 1.4 and COMPANY desires to provide BAXTER with the Compound as defined below, solely for the limited Purpose as defined below.

The COMPANY and BAXTER would like to evaluate the feasibility of using the Formulation Technologies for delivery of the Compound, and the Parties agree to conduct such feasibility research according to the terms and conditions described herein.

The Parties agree that the provisions of this Agreement shall apply to the transfer of the Compounds from COMPANY to BAXTER, and to the transfer of feasibility research results and any resulting Formulated Compounds from BAXTER to COMPANY.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND INTENDING TO BE LEGALLY BOUND, THE PARTIES AGREE AS FOLLOWS:

1.    DEFINITIONS

      In this Agreement, the following words shall have the following meanings:

                                       1/4

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1.1   "AFFILIATE"                   Any corporation or business entity which
                                    controls, is controlled by, or is under
                                    common control with COMPANY or BAXTER. A corporation or business entity shall be deemed to control another corporation or business entity if it owns, directly or indirectly, fifty percent (50%) or more of the securities or other ownership interest representing the equity, the voting stock or general partnership interest of such corporation or business entity.

1.2   "BACKGROUND INFORMATION"      Confidential Information (as defined below)
                                    and other Information (as defined below)
                                    Controlled (as defined below) by a Party as of the Effective Date.

1.3   "BACKGROUND INTELLECTUAL      Intellectual Property (as defined below) in
      PROPERTY"                     existence as of the Effective Date and
                                    Controlled by a Party.

1.4   "COMPOUND"                    (+)-1-(1-benzo[b]thien-2-ylethyl)-1-
                                    hydroxyurea also known as Zileuton.

1.5   "CONFIDENTIAL INFORMATION"    This term shall have the meaning set forth
                                    in Article 6.

1.6   "CONTROL OR CONTROLLED OR     With respect to a particular item, Material,
      CONTROLLING"                  Information, know-how or Intellectual
                                    Property right, this term means that a Party
                                    (i) owns or (ii) has a license and has the ability to use and/or grant a license or sublicenses (as applicable) to use such without violating the contractual of any third Party.

1.7   "[**]"                        A proprietary [**] to be supplied by [**].

1.8   "EFFECTIVE DATE"              The date set out at the head of this
                                    Agreement.

1.9   "EVALUATION"                  This term shall have the meaning set forth
                                    in Article 3.

                                       2/4

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1.10  "FEASIBILITY STUDY"           The research plan set forth in Schedule I.

1.11  "FOREGROUND INFORMATION"      Confidential Information and other
                                    Information generated by one or both Parties during performance of this Agreement.

1.12  "FOREGROUND INTELLECTUAL      Intellectual Property discovered, generated,
      PROPERTY"                     conceived, first reduced to practice or
                                    writing, or developed (in whole or in part) by one or both Parties during performance of this Agreement.

1.13  "FORMULATED COMPOUND"         Compositions comprising Compound formulated
                                    by BAXTER pursuant to the Feasibility Study.

1.14  "FORMULATION TECHNOLOGY(IES)" Technologies for [**] of drug substances including, but not limited to, [**] and
                                    BAXTER's patented and/or proprietary
                                    technologies (including, but not limited to, Baxter's [**].)

1.15  "INFORMATION"                 Ideas, concepts, discoveries, inventions,
                                    developments, know-how, trade secrets,
                                    techniques, methodologies, modifications, innovations, improvements, writings, documentation or data.

1.16  "INTELLECTUAL PROPERTY"       Any intellectual property right in
                                    Information, including without limitation, any foreign or domestic (i) patent right together with any extension, registration, reissue, reexamination or renewal thereof, and any pending application, including any continuation, divisional, or continuation-in-part thereof for any of the foregoing; (ii) trademark; (iii) copyright.

1.17  "MATERIAL(s)"                 (a) The bulk Compound;

                                    (b) any Information with respect to the bulk
                                    Compound; and

                                    (c) [**].

1.18  "NET SALES"                   The amount invoiced to customers by COMPANY,
                                    its distributors and sub-licensees

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                                    for Licensed Formulated Compound deducting,
                                    or as the case may be excluding:

                                        VAT, sales, excise or similar taxes
                                    imposed on the sale of such Licensed
                                    Formulated Compound;

                                        any mandatory or industry standard
                                    discounts or rebates to the competent RHA and/or social security systems pursuant to the regulations and/or agreements in force;

                                        cash and trade discounts and allowances;
                                    and

                                        credit allowed for return of previously
                                    sold Licensed Formulated Compound or
                                    defective Licensed Formulated Compound;

                                    in each of the above cases only if charged against COMPANY, its distributors or sub-licensees and evidenced in COMPANY's or its distributors' or sub-licensees' books and records of account. For the avoidance of doubt, sales by COMPANY to its sub-licensees or distributors shall not constitute sales to customers; sales by COMPANY's sub-licensees or distributors shall constitute sales to customers and shall be included in Net Sales.

1.19  "PARTIES"                     BAXTER and COMPANY, and "Party" shall mean
                                    either of them.

1.20  "PERIOD OF PERFORMANCE"       The period for the performance of the
                                    Purpose (as defined below) which shall
                                    commence on the Effective Date and shall end upon COMPANY's receipt of the final report, as set out in the Feasibility Study.

1.21  "PURPOSE"                     To determine the feasibility of formulating
                                    the Compound using Formulation Technologies in order to create a stable formulation according to the Feasibility Study.

                                       4/4

2.    USE OF COMPOUNDS BY BAXTER

      2.1. BAXTER shall use the Compound solely for the Purpose and shall not attempt to reverse engineer, deconstruct, or in any way determine the structure or composition of the Compound, except as authorized in writing by COMPANY. BAXTER shall not sell, transfer, disclose, or otherwise provide access to the Compound to any third party without the prior express written consent of COMPANY, except that BAXTER may allow access to the Compounds by its employees, consultants, on-site contractors and agents and those of its Affiliates for effecting the Purpose, provided that prior to such access, such individuals shall have been apprised of the proprietary nature of the Compounds. BAXTER will take reasonable steps to ensure that such employees, consultants, on-site contractors and agents use the Compound in a manner that is consistent with the terms of this Agreement.

      2.2. COMPANY shall provide BAXTER with all data and information reasonably necessary, and known to COMPANY for BAXTER to safely handle, store and use the Compounds in accordance with all applicable laws, rules and regulations. COMPANY shall provide BAXTER with a Material Safety Data Sheet for the Compound prior to delivery of the Compound. BAXTER understands and agrees that the Compound is not to be used for testing in or treatment of humans.

      2.3. COMPANY shall, at its cost, supply to BAXTER at BAXTER's facility in Round Lake, Illinois an adequate quantity of Compound to enable BAXTER to carry out BAXTER's obligations under the Feasibility Study, with the Compound to be in the form and in at least the quantity set forth in Schedule I to this Agreement.

3.    USE OF FORMULATED COMPOUNDS BY COMPANY

      COMPANY shall use the Formulated Compounds it receives from BAXTER solely for evaluation purposes ("EVALUATION") and shall not attempt to reverse engineer, deconstruct, or in any way determine the structure or composition of the Formulated Compounds, except as authorized in writing by BAXTER. COMPANY shall not sell, transfer, disclose, or otherwise provide access to the Formulated Compounds to any third party without the prior express written consent of BAXTER. COMPANY will take all reasonable steps to ensure that its employees, consultants, contractors and agents use the Formulated Compounds in a manner consistent with the terms of this Agreement. COMPANY understands and agrees that the Formulated Compounds are not to be used for testing in or treatment of humans.

                                       5/5

4.    FEASIBILITY STUDY AND PLAN RESULTS

      4.1. BAXTER will conduct a feasibility study consisting of the activities set forth in the Feasibility Study. BAXTER and COMPANY shall use reasonable efforts to perform their respective obligations as set forth in the Feasibility Study, attached hereto as Schedule I. The Feasibility Study may be amended by mutual written agreement of the Parties.

      4.2. All data, results and other information generated by a Party during performance of this Agreement (the "STUDY RESULTS") shall be owned by the Parties in accordance with the provisions of Article 7.

      4.3. Neither Party shall publish the Study Results without the express written consent of the other Party.

      4.4. COMPANY acknowledges and agrees that there is no guarantee that research undertaken pursuant to this Agreement shall result in an acceptable formulation of Compound.

      4.5. If COMPANY desires to enter into an agreement with a third party for development of Formulated Compounds using [**] (a "Third Party OFFER"), then COMPANY must give BAXTER written notice and three (3) months to respond to COMPANY's offer on substantially the same terms and conditions as those of the Third Party Offer. If BAXTER agrees to substantially the same terms and conditions of the Third Party Offer, COMPANY and BAXTER shall enter into an agreement on those terms and conditions.

5.    PAYMENTS

      5.1 In consideration for BAXTER undertaking the activities described under this Agreement and in accordance with the provisions of
            Schedule I, COMPANY shall pay to BAXTER the total sum of [**] Dollars ($[**]), in accordance with the Payment Schedule set forth in Schedule II. Payments not received within the time noted in the Payment Schedule shall bear interest at the lesser of (a) the maximum rate permitted by law, and (b) 1.5% per month on the outstanding balance compounded monthly. All sums due under this Agreement shall be paid in U.S. Dollars by check made payable to `Baxter Healthcare Corporation' or by wire transfer to the account specified in writing by BAXTER in notice to COMPANY.

      5.2 ADDITIONAL WORK. The activities and time frame described in the Feasibility Study are the basis for payment of the fees set forth in
            Article 5.1. Any activities outside the scope of those described in the Feasibility Study shall be deemed

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            "Additional Work". BAXTER will not be required to perform Additional
            Work unless and until the Parties reach written agreement on the scope of Additional Work and the related additional fees.

      5.3   PAYMENTS IN THE EVENT OF TERMINATION

            5.3.1 Notwithstanding the foregoing, should BAXTER terminate this
                  Agreement in accordance with the provisions of Article 12.3 ("TERMINATION FOR DEFAULT"), or should COMPANY terminate this Agreement in accordance with Article 12.2 ("TERMINATION FOR CONVENIENCE"), and BAXTER's financial records show that the total cost of the work performed by BAXTER, including all internal and external costs and expenses incurred by BAXTER and any non-cancelable expenses reasonably incurred by BAXTER prior to termination, exceeds the amount paid by the COMPANY up to such termination, COMPANY will pay BAXTER, within thirty
                  (30) days of receiving an invoice therefore, an amount equal to such uncompensated costs and expenses incurred or committed but no more than the total amount set forth in Article 5.1, as amended pursuant to 5.2.

            5.3.2 Should COMPANY terminate the Agreement in accordance with
                  Article 12.3 ("TERMINATION FOR DEFAULT"), and the amount paid by COMPANY up to such termination exceeds the total cost of the work performed by BAXTER, including all internal and external costs and expenses incurred by BAXTER and any non-cancelable expenses reasonably incurred by BAXTER prior to termination then BAXTER shall return any such excess remaining funds to COMPANY within thirty (30) days of receiving an invoice therefore.

            5.3.3 BAXTER agrees to maintain records reasonably reflecting the costs and expenses incurred or committed by it in conducting the Feasibility Study hereunder. In the event of termination of the Agreement for which the provisions of Articles 12.2 and
                  12.3 apply, COMPANY may review and inspect such records, in a reasonable manner and at a reasonable time to be agreed upon by the Parties, solely for the purpose of verifying the accuracy of costs and expenses claimed by BAXTER.

6.    CONFIDENTIAL INFORMATION

      The Confidentiality Agreement between BAXTER and COMPANY dated February 11, 2004 (the "CONFIDENTIALITY AGREEMENT") is incorporated herein by reference and is made a part hereof as though fully set forth herein.

                                       7/7

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7.    INTELLECTUAL PROPERTY

      NO LICENSE GRANTED

      Except as expressly set forth in this Agreement, nothing in this Agreement, and no course of dealing between the Parties, shall be construed to constitute the grant of a license, express or implied, to either party of Intellectual Property Controlled by the other Party.

      7.1.  OWNERSHIP

            7.1.1. For the avoidance of doubt all Background Information and
                   Background Intellectual Property used in connection with the Feasibility Study or the Evaluation shall remain the property of the Party Controlling the same as of the Effective Date.

            7.1.2. All Foreground Information and Foreground Intellectual
                   Property related solely to Baxter's Background Information or Baxter's Background Intellectual Property developed by either Party or both shall be owned by Baxter ("RESULTING BAXTER IP"). All Foreground Information and Foreground Intellectual Property related solely to the Compound or CTI's Background Information or CTI's Background Intellectual Property developed by either Party or both shall be owned by CTI ("RESULTING CTI IP"). All Foreground Information and Foreground Intellectual Property related solely to [**]") shall be owned by [**], subject to the license described in
                   Section 7.1.3.

            7.1.3 [**] grants and [**] license [**], subject to Sections 7.1.4 and 7.1.5. In the event the Parties cannot agree to terms under Section 7.1.4 or Section 7.1.5 as applicable, the above license [**] the duration of the confidentiality obligations under the Confidentiality Agreement, [**] shall be under no obligation [**]. For the avoidance of doubt, [**], and no license, [**]

            7.1.4 If the Formulated Compound is obtained by [**], then the financial terms and conditions of the license granted in
                   Section 7.1.3 shall be those disclosed in Schedule III attached hereto.

            7.1.5 If the Formulated Compound is obtained using Baxter's patented and/or proprietary technologies, COMPANY and BAXTER shall negotiate in good faith the amount of the royalty.

      7.2.  DISCLOSURE OF DEVELOPMENTS

                                       8/8

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            Each Party shall promptly notify the other Party of any Foreground
            Information and/or Foreground Intellectual Property conceived and/or made in the course of the Feasibility Study.

      7.3.  PATENT APPLICATIONS

            [**] shall be responsible for protecting [**] shall be responsible for protecting [**] Each Party will assist the other Party in every proper and reasonable way to obtain, and from time to time enforce, United States and foreign proprietary rights relating to the other Party's Foreground Intellectual Property in any and all countries at the expense of the Party requesting such assistance. To that end, the Parties agree to execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the other Party may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Foreground Intellectual Property rights and the assignment thereof. In addition, this obligation shall continue beyond the termination of this Agreement, but the Party requesting assistance shall compensate the other Party at a reasonable rate, and pay all related reasonable out-of-pocket expenses, after such termination for the time actually spent on such assistance. Notwithstanding the foregoing, in the event [**] does not pursue the filing of, or continue prosecution or maintenance of, any or all patent application(s) directed to [**] shall have the right to file, prosecute and/or maintain such patent applications at [**] expense.

8.    INDEPENDENT CONTRACTORS

      Nothing in this Agreement shall be construed as creating an association, partnership, or joint venture between the Parties, it being understood and agreed that the Parties are independent contractors and that neither shall have the authority to bind the other in any way.

9.    REPRESENTATIONS AND WARRANTIES

      9.1. COMPANY represents and warrants that (i) it has the right to give BAXTER the Materials and any information provided hereunder, and that BAXTER has the right to use such Materials and information for and in connection with the Purpose, and (ii) no patents or other intellectual or proprietary rights of any third parties that relate solely to the Compound would be violated by BAXTER carrying out the Purpose.

      9.2. Each Party hereby represents and warrants that it has full power and authority to execute and perform this Agreement.

                                       9/9

      9.3. THE REPRESENTATIONS AND WARRANTIES EXPLICITLY SET FORTH IN THIS AGREEMENT ARE THE PARTIES' ONLY REPRESENTATIONS AND WARRANTIES AND NO OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WILL APPLY. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SET FORTH IN THIS AGREEMENT, BAXTER ACKNOWLEDGES AND AGREES THAT THE MATERIALS ARE BEING SUPPLIED TO BAXTER BY COMPANY WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS SET FORTH IN THIS AGREEMENT, COMPANY ACKNOWLEDGES AND AGREES THAT THE FORMULATED COMPOUNDS ARE BEING SUPPLIED TO COMPANY BY BAXTER WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.   LIABILITY AND INDEMNITIES

      10.1. COMPANY shall indemnify, defend and hold harmless BAXTER and its Affiliates, and any of their respective directors, officers, employees, subcontractors and agents (collectively the "INDEMNIFIED PARTIES") from and against any and all liabilities, obligations, penalties, claims, judgments, demands, actions, disbursements of any kind and nature, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of or in connection with a) any property damage or personal injury (including without limitation death) of third parties (collectively "CLAIMS") arising out of or in connection with COMPANY's negligence or willful misconduct or COMPANY's breach of this Agreement except to the extent any of the foregoing is caused solely by the negligence or willful misconduct of BAXTER or solely by the breach by BAXTER of its obligations under this Agreement; or
            b) any claim that the Materials or use of the Materials in carrying out the Feasibility Study violates the patent, trademark, copyright or other proprietary rights of any third party.

      10.2. BAXTER shall indemnify, defend and hold harmless COMPANY and its Affiliates and any of their respective directors, officers, employees, subcontractors and agents from and against any and all a) Claims resulting solely from BAXTER's negligence or willful misconduct or solely from BAXTER's breach of its obligations under this Agreement; or b) claims that BAXTER's

                                      10/10
            patented and/or proprietary Formulation Technologies or use of BAXTER's patented and/or proprietary Formulation Technologies in carrying out the Feasibility Study violates the patent, trademark, copyright or other proprietary rights of any third party.

      10.3. As a condition to a Party's right to receive indemnification under
            Article 10.1 or 10.2, a Party shall (i) promptly notify the other Party as soon as it becomes aware of a claim or action for which indemnification may be sought pursuant hereto, (ii) cooperate with the indemnifying Party in the defense of such claim or suit, and
            (iii) permit the indemnifying Party to control the defense of such claim or suit, including without limitation the right to select defense counsel. In no event, however, may the indemnifying Party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of the indemnified Party without the prior written consent of the indemnified Party. The indemnifying Party shall have no liability under this Article 10 with respect to claims or suits settled or compromised without its prior written consent.

      10.4. Except as provided in Article 10.1 or 10.2, in no event shall either Party be liable to the other Party for lost profits, loss of use, loss of business, business interruption, loss of data, cost of cover or any indirect, special, consequential or incidental damages of any nature whatsoever, however caused and under any theory of liability whether based in contract, warranty, tort (including without limitation, negligence), strict liability, statutory or otherwise, arising out of or in connection with this agreement even if the other party has been advised of the possibility of such damages.

11.   NO OFFER FOR SALE

      The provision of the Compound to BAXTER under this Agreement is not an offer for sale by COMPANY of the Compound or similar products or a commitment by COMPANY to make the Compound or similar products commercially available at some future time. BAXTER's acceptance of the Compound from COMPANY under this Agreement does not obligate BAXTER to purchase or otherwise obtain from COMPANY the Compound should COMPANY make the Compound commercially available at some future time.

12.   DURATION AND TERMINATION

      12.1. TERM. This Agreement shall come into force on the Effective Date and, unless terminated earlier under Articles 12.2 or 12.3 below, shall remain in effect until the completion of the Period of Performance, as defined in Article 1.20.

                                      11/11

      12.2. TERMINATION FOR CONVENIENCE. COMPANY may terminate this Agreement upon thirty (30) days' prior written notice to BAXTER.

      12.3. TERMINATION FOR DEFAULT. If either Party defaults in the performance of any material provision of this Agreement and such default is not cured within thirty (30) days of written notice of such default by the non-defaulting Party, then the non-defaulting Party shall have the right to terminate this Agreement immediately upon written notice to the defaulting Party.

      12.4. RETURN OR DESTRUCTION OF THE COMPOUNDS OR FORMULATED COMPOUNDS. Upon the termination of this Agreement for any reason, each Party shall promptly cease using the Compound or Formulated Compounds and further shall, at COMPANY's expense, return or safely destroy any remaining Compound or Formulated Compounds.

      12.5. SURVIVAL OF PROVISIONS. Articles 5, 6, 7, 9, 10, 12.4 and 13 shall survive the termination of this Agreement for any reason.

13.   GENERAL

      13.1. PROFESSIONAL STANDARDS. In carrying out its responsibilities under this Agreement, BAXTER covenants to conduct the Feasibility Study, maintain records and data, and prepare all reports and results during and after the term of this Agreement in compliance with all applicable laws, rules and regulations, including but not limited to, any applicable requirements of the United States Federal Drug Enforcement Administration, the Animal Welfare Act, and Good Laboratory Practices, as promulgated by the Food and Drug Administration, as applicable, and as may be amended or revised from time to time.

      13.2. COMPLIANCE WITH LAWS AND REGULATIONS. BAXTER agrees that in carrying out its responsibilities under this Agreement, BAXTER will conduct the Feasibility Study in compliance with the specifications described in Schedule I of this Agreement and in accordance with all applicable laws, rules and regulations relating to the subject matter of this Agreement.

      13.3. AMENDMENTS, ETC. This Agreement may not be released, discharged, supplemented, interpreted, amended, varied or modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of both Parties hereto.

      13.4. ASSIGNMENT. Neither Party shall assign any right or obligation under this Agreement without the other Party's prior written consent.

                                      12/12

      13.5. ENTIRE AGREEMENT. This Agreement, including the Confidentiality Agreement as described in Article 6, the Feasibility Study (Schedule
            I) and Schedules II and III hereto, constitutes the entire agreement between the Parties with regard to its subject matter and supersedes any and all prior or contemporaneous agreements, written or oral, between the Parties with respect to the subject matter hereof. In the event a conflict arises between the terms of the body of this Agreement (i.e., this Agreement without Schedules I, II and III) and the terms of any of Schedules I, II and III, the terms of the body of this Agreement shall control.

      13.6. FORCE MAJEURE. Failure of either Party to perform under this Agreement (except the obligation to make payments) shall not subject such Party to any liability to the other if such failure is caused by acts of God, acts of terrorism, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, compliance with any order or regulation of any government entity, or by any cause beyond the reasonable control of the affected Party, whether or not foreseeable, provided that written notice of such event is promptly given to the other Party.

      13.7. GOVERNING LAW. This Agreement will in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of Illinois, without regard to any choice of law principles that would dictate the application of the law of another jurisdiction.

      13.8. NOTICES. All notices hereunder shall be delivered by facsimile (confirmed by overnight delivery), or by overnight delivery with a reputable overnight delivery service, to the following address of the respective Parties:

                                      13/13

             If to COMPANY:    Critical Therapeutics, Inc.
                               60 Westview Street
                               Lexington, MA  02421
                               Attn: President
                               Telephone: (781) 402-5700
                               Facsimile: (781) 402-5729

             If to BAXTER:     Baxter Healthcare Corporation
                               One Baxter Parkway
                               Deerfield, IL  60015-4633
                               Attn: General Counsel
                               Telephone: (847) 948-2600
                               Facsimile: (847) 948-2450

             With a copy to:   Baxter Healthcare Corporation
                               Route 120 and Wilson Road
                               Round Lake, IL  60073
                               Attn: General Manager of Global Drug Delivery

             Notices shall be effective on the day following the date of transmission if sent by facsimile, and on the second business day following the date of delivery to the overnight delivery service if sent by overnight delivery. A Party may change its address listed above by notice to the other Party given in accordance with this Article.

      13.9. SEVERABILITY. If any provision of this Agreement is found invalid or unenforceable for any reason, this Agreement shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible. In such event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

      13.10. WAIVER. None of the provisions of this Agreement shall be considered waived by any Party hereto unless such waiver is agreed to, in writing, by authorized agents of both Parties. The failure of a Party to insist upon strict conformance to any of the terms and conditions hereof, or failure or delay to exercise any rights provided herein or by law shall not be deemed a waiver of any rights of any Party hereto.

                                      14/14

      13.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

AGREED by the Parties through their authorized signatories on the date set out at the head of this Agreement:

FOR AND ON BEHALF OF                     FOR AND ON BEHALF OF
CRITICAL THERAPEUTICS, INC.              BAXTER HEALTHCARE CORPORATION

By:     /s/ Trevor Phillips              By:     /s/ Joel A. Tune
      ------------------------                 ----------------------

Name:   Trevor Phillips                  Name:   Joel A. Tune

Title:  COO                              Title:  VP/GM GDD

Date:   June 9, 2004                     Date:   6/15/04


                                      15/15

                                   SCHEDULE I
                                FEASIBILITY STUDY

                               BAXTER CONFIDENTIAL                 PAGE 16 OF 24

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 17 OF 24

              PROPOSAL FOR INJECTABLE FORMULATION DEVELOPMENT AND
          FEASIBILITY TESTING OF THE ANTI-INFLAMMATORY DRUG, ZILEUTON

                          Baxter Healthcare Corporation
                MEDICATION DELIVERY, PHARMACEUTICAL SCIENCES R&D

                              James E. Kipp, Ph.D.
                                  June 8, 2004
                            E-mail: kippj@baxter.com
                               Phone: 847-270-5938

                                FAX: 847-270-5999

                              Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 18 OF 24

SUMMARY


Critical Therapeutics Inc. would like to develop a formulation of the anti-inflammatory agent, zileuton, for intravenous administration. The goal of this proposed research is to demonstrate [**]. Baxter will supply samples of the final formulations to Critical Therapeutics for further testing.

Baxter has conducted rigorous theoretical analyses indicating that zileuton should be challenging to formulate using conventional platforms (solutions, emulsions, and liposomes, for example). Molecular dynamics predicts that according to its molecular shape, zileuton is ideally suited for [**] with a [**]. We propose two formulation tracks -- one to develop a [**] solution for injection, and the other to formulate zileuton for injection by using [**].

The [**] formulation plan is divided into two stages in which the amount of [**] required for drug solubilization is first determined, followed by short-term testing of several candidate formulations for up to [**] under controlled temperature storage. All formulations will be tested for chemical stability as the drug is expected to be [**]. Test samples will be sealed in light protective containers because the drug is known to be light sensitive.

Development of a [**] by application of Baxter's [**] is also described in this proposal.

INTRODUCTION

Zileuton ((+/-)-1-(1-benzo[b]thien-2-ylethyl)-l-hydroxyurea, see Figure 1) is an oral anti-inflammatory agent that is currently marketed by Abbott Laboratories for treatment of asthma. Critical Therapeutics has acquired the rights to develop an intravenous form of the drug, and is interested in having Baxter develop a drug formulation deliverable by IV push. The anticipated adult dose is [**]

                                      [**]
                    Figure 1: Chemical Structure of zileuton

Zileuton is a racemic mixture (50:50) of R(+) and S(-) enantiomers. It is a white, crystalline powder that is soluble in methanol and ethanol, slightly soluble in acetonitrile, and practically insoluble in water and hexane. The melting point ranges from 144.2 degrees C to 145.2 degrees C. An oral product (ZYFLO(R) tablets) is currently marketed in one dosage strength containing 600 mg of zileuton.

[**] and an aqueous solubility of 0.14 mg/mL at 25 degrees C is reported in the literature.(1)

[**] Alvarez and Slade(2) obtained an estimate of 10.5 using spectrophotometry. [**] Simulated and actual pH-solubility curves are shown in the Appendix.

------------------
(1)Trivedi, J.S.; Porter, W.R.; Fort, J.J. Solubility and stability characterization of zileuton in a ternary solvent system. European Journal of Pharmaceutical Sciences, 1996, 4:109-116.

(2)Alvarez, F.J.; Slade, R.T. Kinetics and mechanism of degradation of zileuton, a potent 5-lipoxygenase inhibitor. 1992, 9:1465-1473.

                              Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 19 OF 24

Zileuton is predicted to be [**]  The shelf life at [**]

Figure 2: [**]

Figure 3: [**]

Zileuton in solution is light sensitive. [**]

Zileuton [**]

THEORETICAL ANALYSIS

Conventional techniques used to formulate injectable drugs were examined using theoretical modeling. Results from application of these models to zileuton are presented below. Several approaches can be eliminated because of solubility, stability, or toxicological concerns.

Solution formulations

Based on a minimum target drug concentration of [**]

Trivedi and co-workers at Abbott studied, [**]

The third option for preparing a solution is to [**] with a [**] such as [**]. Using a [**], we have estimated [**]. This is consistent with the [**] of zileuton, which renders it [**] (see Figure 4).

[**]

Figure 4: [**]

We conclude that [**] favorable and therefore solubilization using this technique is very likely to succeed with the [**]

There are several products on the market that contain [**].  For example, [**]

Emulsions and liposomes

An emulsion is another potential formulation strategy. [**]

Baxter has [**].

Baxter's [**]

PROPOSED FORMULATION FEASIBILITY STUDIES

This formulation plan centers on two technologies that may be successful. [**]

                              Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 20 OF 24

Formulation is segmented into [**]

In the first stage (see Table 1), [**]

The following stability parameters will be monitored: [**] Tables 2 and 3 present the stability test schedules.

Critical Therapeutics has expressed desire to investigate the impact of [**]. The stability tests and pull points will be based on information provided in Tables 2 and 3.

Concurrent with the initiation of the chemical stability of solution formulations of zileuton, the [**]

TABLE 1: [**]

SAMPLE         ZILEUTON                      [**]
                                [**]                      [**]
 [**]            [**]           [**]                      [**]
 [**]            [**]           [**]                      [**]
 [**]            [**]           [**]                      [**]
 [**]            [**]           [**]                      [**]
 [**]            [**]           [**]                      [**]
 [**]            [**]           [**]                      [**]

TABLE 2 - [**]

             SAMPLE
ASSAY          SET               TEST INTERVALS (WEEKS)
                           [**]      [**]      [**]      [**]
[**]           [**]        [**]      [**]      [**]      [**]
[**]           [**]        [**]      [**]      [**]      [**]
[**]           [**]        [**]      [**]      [**]      [**]
[**]           [**]        [**]      [**]      [**]      [**]
[**]           [**]        [**]      [**]      [**]      [**]
[**]           [**]        [**]      [**]      [**]      [**]
[**]                       [**]      [**]      [**]      [**]

[**]

TABLE 3 - [**]

             SAMPLE
ASSAY          SET           TEST INTERVALS (WEEKS)
                           [**]      [**]       [**]
 [**]          [**]        [**]      [**]       [**]
 [**]          [**]        [**]      [**]       [**]
 [**]          [**]        [**]      [**]       [**]
 [**]          [**]        [**]      [**]       [**]
 [**]          [**]        [**]      [**]       [**]
 [**]          [**]        [**]      [**]       [**]
 [**]                      [**]      [**]       [**]

*Optional interval.

Number of samples = [**]

                               Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 21 OF 24

At the end of Stage [**]. As requested by the Critical Therapeutics, [**]

Requirements may be modified as work progresses and upon further discussions with Critical Therapeutics.

Note that Baxter cannot guarantee sterility on preclinical test samples.

Table 4 summarizes [**] to Critical Therapeutics.

[**]

Figure 5 displays a typical research plan at Baxter for preliminary development of [**], Baxter has received from Critical Therapeutics chemical [**]

Baxter will target the concentrations mentioned above or as further recommended by Critical Therapeutics. [**] Selected formulations having acceptable [**] and stability will be supplied to Critical Therapeutics for preliminary assessment.

Table 5 provides [**] Per earlier conversation with Critical Therapeutics, [**]

Baxter has successfully formulated [**] for the Critical Therapeutics compound zileuton.

It should be noted that the [**] samples for shipment to Critical Therapeutics will not be sterile.

FIGURE 5: FLOW CHART FOR DETERMINATION OF [**]

[Flow Chart Appears here]

TABLE 4: ACTIVITIES, TIMELINE AND FEE SCHEDULE FOR DEVELOPMENT OF I.V. SOLUTION FORMULATION OF ZILEUTON USING [**]

ACTIVITIES INTENDED TO BE
  CARRIED OUT AT BAXTER              DELIVERABLES             TIME AND FEE ESTIMATE
-------------------------            ------------             ---------------------
[**]                                 [**]                     [**]
[**]                                 [**]                     [**]
[**]                                 [**]                     [**]
[**]                                 [**]                     [**]
[**]                                 [**]                     [**]

TABLE 5: ACTIVITIES, TIMELINE AND FEE SCHEDULE FOR DEVELOPMENT OF I.V. [**] FORMULATION OF ZILEUTON.

ACTIVITIES TO BE CARRIED OUT
         AT BAXTER                       DELIVERABLES             TIME AND FEE ESTIMATE
----------------------------             ------------             ---------------------
[**]                                     [**]                     [**]
[**]                                     [**]                     [**]

                              Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 22 OF 24

[**]                                     [**]                     [**]
[**]                                     [**]                     [**]
[**]                                     [**]                     [**]
[**]                                     [**]                     [**]

                              Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 23 OF 24

                                    APPENDIX

                    Estimated Physical Properties of Zileuton

                               Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)          PAGE 24 OF 24

                           ZILEUTON STABILITY ANALYSIS

Drug:                   zileuton                       Date: January 26, 2004
                                                       -------------------------

--------------------------------------------------------------------------------
Manufacturer:           Abbott Laboratories (originator)
--------------------------------------------------------------------------------
Structure:

                                                [**]

--------------------------------------------------------------------------------
Molecular Wt.:          236.29
--------------------------------------------------------------------------------
Compound                5-lipoxygenase inhibitor
Type:
--------------------------------------------------------------------------------
pKa Values:             [**]                                    [**]

                        10.5, reported in the literature        Calculated: [ ]
--------------------------------------------------------------------------------
Log P:                  [**]                                    [**]
--------------------------------------------------------------------------------
Melting Point:          144.2 - 145.2 degrees C
--------------------------------------------------------------------------------
Intrinsic               [**]                                    [**]
Solubility:
--------------------------------------------------------------------------------
Calculated              [**]
Log delta G(0)(ergs):
--------------------------------------------------------------------------------
Summary:                Zileuton is estimated to be [**]
--------------------------------------------------------------------------------

                               Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)


pH-SOLUBILITY PROFILE
--------------------------------------------------------------------------------
                                                 [**]

--------------------------------------------------------------------------------

[**]
--------------------------------------------------------------------------------
                                                 [**]

--------------------------------------------------------------------------------

                              Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)

                                   SCHEDULE II

                                PAYMENT SCHEDULE

                     STUDY                                STUDY
                   INITIATION         MID-POINT         COMPLETION
FORMULATION         PAYMENT            PAYMENT           PAYMENT           TOTAL PAYMENT
-----------        ----------         ---------         ----------         -------------
[**]               [**]               [**]              [**]               [**]
[**]               [**]               [**]              [**]               [**]

                              Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)

                                  SCHEDULE III

                                 LICENSE TERMS
                   IF FORMULATED COMPOUND IS OBTAINED BY [**]

"Licensed Intellectual Property" shall mean the patents, patent applications and other intellectual property including know-how identified in the License Agreement.

"Licensed Formulated Compound" shall mean a product containing Zileuton whose manufacture, use or sale is covered by the Licensed Intellectual Property.

Grant: Subject to the payment of royalties, BAXTER grants to COMPANY a sole and exclusive worldwide license to make, have made, use, import, sell and have sold Licensed Formulated Compounds. This license shall not include the right of COMPANY to grant sublicenses, or to amend any such sublicenses, without the prior written consent of BAXTER, which consent shall not be unreasonably withheld. Except as expressly set forth in the License Agreement, nothing in the Agreement and no course of dealing between BAXTER and the COMPANY shall be construed to constitute the grant of a license, express or implied, of any intellectual property other than the Licensed Intellectual Property.

Term: The Term of the License Agreement shall run until the later of (i) ten years from the License Agreement Effective Date or (ii) expiration of the last to expire of any patents included in the Licensed Intellectual Property on a country-by-country basis, unless earlier terminated in accordance with the Termination provisions.

Termination: If either party fails to perform its obligations under the License Agreement, the other party shall have the right to give written notice of default to the defaulting party, and if the default is not cured within thirty
(30) days after such notice, then this License Agreement may, at the option of the party giving the notice, be terminated within thirty (30) days thereafter by giving written notice to that effect to the defaulting party. In addition, either party may terminate the License Agreement without notice, effective immediately, upon the occurrence of any of the following events: the other party becomes insolvent or bankrupt; or makes an assignment for the benefit of creditors; or consents to the appointment of a trustee or receiver; or a trustee or receiver is appointed for the other party or for a substantial part of the other party's property without its consent; or bankruptcy, insolvency or reorganization proceedings are instituted by or against the other party.

Royalty: In consideration of the rights granted by BAXTER to COMPANY under the License Agreement, COMPANY shall pay to BAXTER an earned royalty of [**] percent ([**]%) of Net Sales of Licensed Formulated Compound. In the event that BAXTER and COMPANY enter into a manufacturing agreement, as provided in Sections
7.1.2.1 and 4.5 of the Feasibility Study Agreement, the earned royalty that COMPANY shall pay to BAXTER for Licensed Formulated Compounds manufactured by BAXTER for COMPANY shall be [**] percent ([**]%) of Net Sales. In the event that COMPANY must pay to [**] a royalty of [**] percent ([**]%) of Net Sales of Formulated Compound to license [**] intellectual property rights to [**], then the royalties payable by COMPANY to BAXTER under the License Agreement shall be [**] percent [**]%; provided, however, that in no event shall the royalty payable to BAXTER be [**] percent ([**]%) [**] set forth in the License Agreement. The following table illustrates the

                               Baxter Confidential

FEASIBILITY PROPOSAL FOR ZILEUTON (CRITICAL THERAPEUTICS)

applicable royalties (as a percentage of Net Sales of Formulated Compounds) depending upon the amount of royalty, if any, that COMPANY must pay to [**]:

                        Baxter Royalty                Baxter Royalty
[**] Royalty         without manufacturing          with manufacturing
[**]%                [**]%                          [**]%
[**]%                [**]%                          [**]%
[**]%                [**]%                          [**]%
[**]%                [**]%                          [**]%
[**]%                [**]%                          [**]%
[**]%                [**]%                          [**]%

Reports and Payments: Within thirty (30) days of the end of each calendar quarter during which there have been sales of the Licensed Formulated Compound, COMPANY shall provide BAXTER a report of Net Sales of Licensed Formulated Compound and shall remit to BAXTER all royalties due. Royalties not received within the required timeframe shall bear interest. COMPANY shall keep detailed records of all sales of Licensed Formulated Compounds. Once per calendar year, BAXTER shall be permitted to audit COMPANY's books for Licensed Formulated Compound sales.

Final Agreement: The parties will negotiate a mutually acceptable License Agreement that incorporates these terms and other terms consistent with the terms of the Feasibility Study Agreement and typical for license agreements.

                               Baxter Confidential